Exhibit 4.1

                            FORM OF STOCK CERTIFICATE


COMMON STOCK                                                        COMMON STOCK
   NUMBER                            LOGO                              SHARES
IC
                       INCARA PHARMACEUTICALS CORPORATION

INCORPORATED UNDER THE LAWS OF                                 SEE REVERSE FOR
    THE STATE OF DELAWARE                                    CERTAIN DEFINITIONS
                                                               CUSIP 45324E 10 3

THIS CERTIFIES THAT






IS THE REGISTERED HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE,
OF
-----------------------INCARA PHARMACEUTICALS CORPORATION-----------------------
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation, and all amendments thereto, to all of which the holder, by acceptance hereof assents.
              This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
              WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:


/s/ Richard W. Reichow              [Corporate Seal]       /s/ Clayton I. Duncan

            EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER AND SECRETARY      PRESIDENT AND CHIEF EXECUTIVE OFFICER



------------------

[language on right side of certificate perpendicular to other type, approximately 3 1/2" from top margin]

COUNTERSIGNED AND REGISTERED:
         AMERICAN STOCK TRANSFER & TRUST COMPANY
BY                               TRANSFER AGENT AND REGISTRAR

                                         AUTHORIZED SIGNATURE